Exhibit 10

K-TEL INTERNATIONAL, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

OUTSIDE THE 1997 STOCK OPTION PLAN

Number of shares subject to Option:

THIS AGREEMENT, made and entered into as of November 27, 2002, between K-tel International, Inc., a Minnesota corporation (herein called the “Company”) and                                    (herein called the “Optionee”).

W I T N E S S E T H :

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of its common stock, (herein called the “Common Stock”), as provided in this Agreement; and

WHEREAS, the Board of Directors of the Company (herein called the “Board”) has authorized and approved the granting of the option to purchase the number of shares of Common Stock on the terms set forth in this Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.                                       Grant of Option.  The Company hereby irrevocably grants to the Optionee on November 27, 2002, the right and option (herein called the “Option”) to purchase all or any part of an aggregate of                    shares of Common Stock (the “Shares”) at the purchase price of $0.05 per share, such option to be exercised as hereinafter provided.

2.                                       Exercise of Option.  It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

(a)                                  Expiration Date.  The Option shall expire ten years after the date of grant specified in Section 1 above.

(b)                                 Exercisability.  Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option shall be exercisable in full as of the date of grant indicated in Section 1 above.

(c)                                  Written Notice of Exercise.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.

(d)                                 Payment of Purchase Price.  The purchase price of the shares as to which the Option may be exercised shall be paid in full in cash at the time of exercise.

3.                                       Adjustments.  If the number or type of shares of Common Stock outstanding shall be changed or if the Company distributes to the holders of its Common Stock any stock of the Company or any security convertible into stock of the Company, as a result of recapitalization, stock split, stock dividend, exchange, consolidation, combination of shares, or reorganization or other event in which the Company is the surviving corporation, the Board shall make such proportionate increase or decrease in the number, kind and price of the shares subject to the Option as it may deem appropriate, and in doing so may eliminate any fractional shares which might result from such proportionate increase or decrease.

4.                                       Not a Stockholder.  The holder of the Option shall not have any of the rights of a stockholder of the Company with respect to the shares covered by the Option except to the extent that the certificate or certificates for such shares shall be delivered to him upon the due exercise of the Option.

5.                                       Non-Transferability of Option.  Except as otherwise provided herein, this Option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (except by reason of death) and shall not be subject to sale under execution, attachment, levy or similar process.

6.                                       Termination of Service.

(a)                                  If the Optionee’s service on the Company’s board of directors terminates for any reason (including, but not limited to, death or disability), then this Agreement shall expire on the earlier of the expiration date of this Agreement determined pursuant to Section 2(a) above or the date twelve (12) months after the termination of the Optionee’s service.  The Optionee may exercise all or part of this Option at any time before its expiration under the preceding sentence.

(b)                                 In the event that the Optionee’s service terminates by reason of death or the Optionee dies after termination of service but before the expiration of this Agreement, all or part of this Option may be exercised (prior to expiration under Section 6(a)) above by the executors or administrators of the Optionee’s estate or by any person who has acquired this Option directly from the Optionee by beneficiary designation, bequest or inheritance.  Any such exercise shall be made by providing the Company with such evidence as the Company may request to demonstrate that the person or persons exercising the Option has or have the right to do so and that all taxes or other assessments with respect to the Common Stock issuable upon exercise of the Option have been paid or adequate provision for such payment has been made.  Upon being satisfied that the person or persons exercising the Option has or have right to do so and that all taxes or other assessments with respect to the Common Stock covered thereby have been paid or provided for, the Company shall (subject to the terms and conditions of this Agreement) issue certificates for such shares in such denominations as the person or persons exercising the Option may direct, and shall deliver such shares in accordance with reasonable instructions contained in the notice.

7.                                       Method of Exercising Option.

(a)                                  Subject to the terms and conditions of this Agreement, the Option may be exercised, at any time prior to the expiration date, by written notice to the Company at its executive offices.  Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall be accompanied by payment of the full purchase price of such shares.  The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  Payment of such purchase price shall be made by a certified check payable to the order of the Company.  The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the Optionee exercising the Option.  In the event the Option shall be exercised pursuant to Section 6(b) of this Agreement by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option as required by Section 6(b).  All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

(b)                                 It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon exercise of the Option granted under the plan by delivery of shares, that the Optionee (or any authorized representative) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option or the transfer of shares upon such exercise.  If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock upon exercise of the Option.

(c)                                  The Company shall not be required to issue or transfer any certificates for shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares have been listed on any securities exchange or system on which the Common Stock may then be listed.

8.                                       Reservation of Shares.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

9.                                                                                        Restrictions on Transfer.

(a)                                  Securities Law Restrictions.  Regardless of whether the offering and sale of Common Stock under this Agreement have been registered under the Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Act, the securities laws of any state or any other law.

(b)                                 Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Optionee or any transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Stock acquired under this Agreement without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Stock subject to the Market Stand-Off, or into which such Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Stock acquired under this Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b).  The Optionee or any transferee shall be subject to this Subsection (b) only if the directors and officers of the Company are subject to similar arrangements.

(c)                                  Investment Intent at Grant.  The Optionee represents and agrees that the Shares to be acquired upon exercising this Agreement will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)                                 Investment Intent at Exercise.  In the event that Common Stock issued under this Agreement is not registered under the Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Common Stock being acquired upon exercising this Option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e)                                  Legends.  All certificates evidencing Shares issued under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)                                    Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Common Stock but without such legend.

(g)                                 Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this section shall be conclusive and binding on the Optionee and all other persons.

10.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

IN WITNESS WHEREOF, K-tel International, Inc. has caused this Agreement to be executed by the officer named below and the Optionee has executed this Agreement, both as of the day and year first above written.

K-TEL INTERNATIONAL, INC.

By Philip Kives
Its Chief Executive Officer

SCHEDULE I

NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date